UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2019

METROPOLITAN BANK HOLDING CORP.

(Exact name of the registrant as specified in its charter)

New York	001-38282	13-4042724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

(212) 659-0600

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

The 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) of Metropolitan Bank Holding Corp. (the “Company”), the holding company for Metropolitan Commercial Bank, will be held on May 28, 2019. At the 2019 Annual Meeting, the Company’s stockholders will be asked to vote on certain matters, including the approval of the Metropolitan Bank Holding Corp. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”). The independent proxy advisory firm Glass Lewis & Co. has recommended that stockholders vote “FOR” approval of the 2019 Equity Incentive Plan. However, Institutional Shareholder Services Inc. (“ISS”) has recommended a vote against approval of the 2019 Equity Incentive Plan. The Company believes that it would be helpful to stockholders to provide clarifying information regarding factors used in ISS’s analysis of the 2019 Equity Incentive Plan

The ISS report includes a Shareholder Value Transfer (“SVT”) analysis regarding the aggregate cost to stockholders of the Company’s equity incentive plans, that is shares that may be granted under the proposed 2019 Equity Incentive Plan and shares that may be granted under the previously approved 2009 Plan. Under the 2009 Plan, there are 468,382 shares that are subject to outstanding and/or unexercised awards that have been granted, and 628,719 shares that are authorized but have not been granted under awards. The SVT analysis assumes that these authorized but unissued shares under the 2009 Plan will be granted prior to expiration of the plan, or that such shares will roll over into the 2019 Equity Incentive Plan. However, the Company will not make any further awards under the 2009 Plan, and the 628,719 shares that are not subject to outstanding and previously granted awards will expire upon expiration of the 2009 Plan on May 18, 2019 and will not roll over to the new plan.

As shown in the table below, the maximum number of shares that may be issued under both the proposed 2019 Equity Incentive Plan and outstanding awards granted under the 2009 Plan is 808,382, or approximately 42.5% lower than the 1,405,099 shares reflected in the SVT table included in the ISS report, and is well within the acceptable ISS benchmarks for plan cost.

Shares for SVT Calculation

New shares requested (A)	340,000
Available shares remaining (B)*	–
Unvested/Unexercised granted shares (C)**	468,382
Common shares outstanding (D)	8,320,817

New plus available shares (A+B)	340,000
New plus available plus outstanding (A+B+C)	808,382
Overhang of share request (A)/(A+B+C+D)	3.72%
Total overhang (A+B+C)/(A+B+C+D)	8.85%

* The Company will not grant any additional awards under the 2009 Plan. Accordingly, as of May 28, 2019, the date of the Company’s 2019 Annual Meeting of Stockholders, the 628,719 shares that are authorized but unissued under the 2009 Plan will have expired.

** These shares represent unvested and/or unexercised awards outstanding under the 2009 Plan as of the date of this Current Report, including 237,382 restricted stock awards (both time-based and performance-based) and 231,000 options with a weighted average exercise price of $18.00 and a weighted average remaining term of 5.13 years. The Company will not grant any additional awards under the 2009 Plan.

In addition, the Company notes that the 2019 Equity Incentive Plan includes a clawback provision as noted in the Company’s proxy statement for the 2019 Annual Meeting. Specifically, awards granted under the 2019 Equity Incentive Plan are subject to clawback if the Company is required to prepare an accounting restatement due to material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the federal securities laws and the forfeiture provisions of the Sarbanes-Oxley Act of 2002 apply. Awards may also be subject to clawback under any other clawback policy adopted by the Company from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: May 16, 2019	By:	/s/ Mark R. DeFazio
Mark R. DeFazio
President and Chief Executive Officer